UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.
Date of Report: July 11, 2007
(Date of earliest event reported)

Kayne Anderson Energy Development Company
(Exact name of registrant as specified in its charter)

Maryland	814-00725	20-4991752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas Avenue - Suite 3100, Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

(713) 493-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On July 11, 2007, Kayne Anderson Energy Development Company (the “Company”) hosted its quarterly conference call to review its financial results for the quarter ended May 31, 2007.  During the call the Company presented the following guidance to estimate its quarterly financial results based on its current investment portfolio.

Dividends, Distributions and Interest Income - Based on the Company’s adjusted portfolio (as described below) and average yields(1) as of May 31, 2007, dividends, distributions, and interest income are estimated to be approximately $5.8 million per quarter.

The Company’s portfolio and average yields(1) as of May 31, 2007, have been adjusted to reflect the investments in Direct Fuels Partners, L.P. (“Direct Fuels”) and International Resource Partners LP (“IRI”) which occurred on June 11, 2007 and June 12, 2007, respectively.

Adjusted Portfolio (as of May 31, 2007)
Portfolio Category	Amount Invested ($ in millions)	Average Yield(1)
Public MLPs and MLP Affiliates	$74.6	5.3%
Private MLPs	$129.4	8.6%
Fixed Income	$63.0	12.3%
Repurchase Agreements	$9.4	5.1%

(1)   Average yields include return of capital distributions. Return of capital distributions are reported as a reduction to gross dividends and distributions when arriving at net investment income reported under generally accepted accounting principles.

Base Management Fees and Other Operating Expenses - Base management fees are estimated to be approximately $0.9 million per quarter while the .50% fee waiver is in effect and approximately $1.2 million per quarter after the rebate expires on September 24, 2007.  Other operating expenses are estimated to be approximately $0.6 million a quarter.

Interest Expense - Based on $22 million currently borrowed under the Company’s Revolving Credit  Facility, interest expense is estimated to be approximately $0.5 million per quarter.

The Company does not provide guidance on realized gains. The Company had realized gains of $2.2 million during the quarter ended May 31, 2007 compared to $0.9 million of realized gains during the quarter ended February 28, 2007.

The Company estimates that its financial results for the quarter ending August 31, 2007 with respect to dividends, distributions, and interest income will be less than the estimated guidance described above. This variance is due to the fact that the Company completed its investments in VantaCore Partners LP, Direct Fuels and IRI during May and June 2007 and, as a result of such timing, will earn a partial distribution from such investments during the Company’s quarter ending August 31, 2007.  The Company will, however, incur nearly a full quarter of interest expense or foregone interest income on the cash invested.

Forward-Looking Statements

Certain statements in this Item 2.02 of Form 8-K include statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements.” These statements represent the Company’s reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties, and other factors that could cause the Company’s actual results to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “guidance” “anticipate,” “estimate,” “project,” “forecast,” “plan,” “may,” “will,” “should,” “expect” and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

▪	The Company’s future operating results;

▪	The Company’s business prospects and the prospects of the Company’s portfolio companies and their ability to achieve their objectives;

▪	The Company’s ability to make investments consistent with the Company’s investment objective;

▪	The impact of investments that the Company expects to make;

▪	The Company’s contractual arrangements and relationships with third parties;

▪	The dependence of the Company’s future success on the general economy and its impact on the energy industry;

▪	The Company’s expected debt and equity financings and investments;

▪	The adequacy of the Company’s cash resources and working capital; and

▪	The timing of cash flows, if any, from the operations of the Company’s portfolio companies.

The Company undertakes no obligation to update or revise any forward-looking statements made herein to conform the statement to actual results or changes in the Company’s expectations or for any reason.  Further information regarding risks and uncertainties associated with the Company’s business are set forth in the “Risk Factors” sections of the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:

            None

(b) Pro forma financial information:

            None

(c) Shell company transactions:

            None

(d) Exhibits

            None

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2007	KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY

	By:	/s/ David Shladovsky
David Shladovsky
Secretary and Chief Compliance Officer